LEASE SUPPLEMENT NO. 2

          LEASE SUPPLEMENT NO. 2 dated January 23, 1980, between Portland General Electric Company, an Oregon corporation (herein, together with its permitted successors and assigns, "Lessee") and FIRST NATIONAL BANK OF OREGON, a national banking association, as trustee (herein, together with its permitted successors and assigns, "Lessor") under a Trust Agreement dated as of September 1, 1979, between it and the Owner Participant named therein.

                                  INTRODUCTION

          Lessee and Lessor have heretofore entered into a Lease Agreement dated as of September 1, 1979 (herein, as the same may be amended, modified or supplemented in accordance with the provisions thereof, the "Lease"), providing for the execution and delivery of a Lease Supplement substantially in the form hereof (capitalized terms defined in the Lease being used herein as so defined) for the purpose of confirming the leasing of the Phase II Equipment under the Lease.

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 3 of the Lease, Lessor and Lessee hereby agree as follows:

          1. Lessor hereby delivers and leases to Lessee, and Lessee hereby leases from Lessor under the Lease, all of its estate, right, title and interest in and to the property described or referred to as the "Phase II Equipment" in
Schedule 1 of Exhibit A to the Lease.

          2. Lessee hereby acknowledges and confirms that such Equipment is leased under the Lease and that such Equipment is located on the real property described in Annex A of Schedule 1 of Exhibit A to the Lease.

          3. Lessee hereby acknowledges and confirms that such Equipment (a) has been duly marked as showing the title of Lessor thereto in accordance with the terms of Section 8 of the Lease, (b) has been accepted by it for all purposes hereof and of the Lease, (c) conforms to the Plans and Specifications and the Descriptive Warranty and (d) is in good working order and repair and without defect or vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens except Liens set forth in Schedule 2 to the Bill of Sale for such Equipment and the Lien in favor of Indenture Trustee created pursuant to the Indenture; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to such Equipment against any Contractor.

          4. Lessor's Cost for such Equipment is $13,091,800.

          5. Lessee acknowledges and confirms its agreement (set forth in Section 4 of the Lease) to pay Interim Rent, Basic Rent and Supplemental Rent for such Equipment as provided in the Lease.

          6. No Default has occurred or is continuing.

          7. Section 4 of the Lease is hereby amended by changing the percentage specified therein for calculating Interim Rent from .023774% to .024050%.

          8. Schedules 1, 2 and 3 of the Lease, showing the amounts of Basic Rent, Stipulated Loss Value and Termination Value, are hereby amended to read in their entirety as set forth in Exhibits A, B and C, respectively, hereto.

          9. This Lease Supplement is supplemental to the Lease. As supplemented by this Lease Supplement, the Lease is in all respects ratified, approved and confirmed, and the Lease and this Lease Supplement shall together constitute one and the same instrument.

          10. This Lease Supplement is being executed in more than one counterpart, each of which shall be deemed original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart has been prominently marked to identify the party to whom originally delivered. Only the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on the signature page thereof shall evidence the monetary obligations of Lessee hereunder and thereunder. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commer-cial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created by the transfer or possession of any counterpart thereof other than the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on or immediately following the signature page thereof.


          IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease Supplement to be duly executed and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized the day and year first above written.

                                            PORTLAND GENERAL ELECTRIC COMPANY,
                                            as Lessee,

                                                by /s/
                                                  -----------------------------
                                                  Title: Asst. Vice President

[Seal]

Attest:

/s/
---------------------------------
Title: Asst. Secretary
                                            FIRST NATIONAL BANK OF OREGON,
                                             as Owner Trustee and Lessor

                                                by/s/
                                                  -----------------------------
                                                  Title: Trust Officer

[Seal]

Attest:

/s/
---------------------------------
Title: Asst. Secretary

          *Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this 23rd day of January 1980.

                                            UNITED STATES NATIONAL BANK OF
                                            OREGON, as Indenture Trustee,

                                                by_____________________________
                                                 Title:

[Seal]

Attest:

_________________________________
Title:



_________________________
* This language in the original counterpart only.

                       ACKNOWLEDGMENTS TO LEASE SUPPLEMENT

STATE OF OREGON,                      )
                                      )   ss.:
COUNTY OF MULTNOMAH,                  )

          Personally appeared before me _______________ and ______________ who being duly sworn did say that they are the ________________ and __________________ respectively, of PORTLAND GENERAL ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said instrument was acknowledged to be its voluntary act and deed.

          ___________________________________
          Notary Public for Oregon
          My Commission Expires:______________________


STATE OF OREGON,                      )
                                      )   ss.:
COUNTY OF MULTNOMAH,                  )

          Personally appeared before me ____________ and _________________, who being duly sworn did say that they are the _________________ and ____________, respectively, of FIRST NATIONAL BANK OF OREGON, a national banking association, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors andd said instrument was acknowledged to be its voluntary act and deed.

          _____________________________________
          Notary Public for Oregon
          My Commission Expires:____________________

                                                                    EXHIBIT A

BASIC RENT*

     Semiannual          Percentage of       Semiannual        Percentage of
  Rent Payment Date      Lessor's Cost   Rent Payment Date     Lessor's Cost
  -----------------      -------------   -----------------     -------------

   July 23, 1980          3.896298%       January 23, 1993        4.761778%
   January 23, 1981       3.896298        July 23, 1993           4.761778
   July 23, 1981          3.896298        January 23, 1994        4.761778
   January 23, 1982       3.896298        July 23, 1994           4.761778
   July 23, 1982          3.896298        January 23, 1995        4.761778
   January 23, 1983       3.896298        July 23, 1995           4.761778
   July 23, 1983          3.896298        January 23, 1996        4.761778
   January 23, 1984       3.896298        July 23, 1996           4.761778
   July 23, 1984          3.896298        January 23, 1997        4.761778
   January 23, 1985       3.896298        July 23, 1997           4.761778
   July 23, 1985          3.896298        January 23, 1998        4.761778
   January 23, 1986       3.896298        July 23, 1998           4.761778
   July 23, 1986          3.896298        January 23, 1999        4.761778
   January 23, 1987       3.896298        July 23, 1999           4.761778
   July 23, 1987          3.896298        January 23, 2000        4.761778
   January 23, 1988       3.896298        July 23, 2000           4.761778
   July 23, 1988          3.896298        January 23, 2001        4.761778
   January 23, 1989       3.896298        July 23, 2001           4.761778
   July 23, 1989          3.896298        January 23, 2002        4.761778
   January 23, 1990       3.896293        July 23, 2002           4.761778
   July 23, 1990          3.896298        January 23, 2003        4.761778
   January 23, 1991       3.896298        July 23, 2003           4.761778
   July 23, 1991          3.896298        January 23, 2004        4.761778
   January 23, 1992       3.896298        July 23, 2004           4.761778
   July 23, 1992          3.896298        January 23, 2005        4.761778


_____________________________
* Based on a Commencement Date of January 23, 1980.
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                                                                    EXHIBIT B

                            STIPULATED LOSS VALUES*

          The Stipulated Loss Value of the Equipment as of any Interim Rent Payment Date or any Semiannual Rent Payment Date shall mean the product derived from multiplying (i) the percentage figure opposite such Interim Rent Payment Date or Semiannual Rent Payment Date set forth in the table appearing below by
(ii) Lessor's Cost for the Equipment (or the Phase I Equipment in the event Stipulated Loss Value is being determined as of an Interim Rent Payment Date).

      Rent        Percentage of Lessor's                         Percentage of
  Payment Date           Cost              Rent Payment Date     Lessor's Cost
  ------------           ----              -----------------     -------------

January 23, 1980       105.525511          July 23, 1992          92.976877
July 23, 1980          107.174939          January 23, 1993       91.157531
January 23, 1981       108.600842          July 23, 1993          89.213979
July 23, 1981          109.893790          January 23, 1994       87.178318
January 1, 1982        111.075475          July 23, 1994          85.052640
July 23, 1982          112.168066          January 23, 1995       82.836837
January 23, 1983       108.810069          July 23, 1995          80.532239
July 23, 1983          107.517928          January 23, 1996       78.138769
January 23, 1984       108.304218          July 23, 1996          75.656838
July 23, 1984          109.001067          January 23, 1997       73.086557
January 23, 1985       105.249383          July 23, 1997          70.428050
July 23, 1985          103.562907          January 23, 1998       67.681437
January 23, 1986       103.957196          July 23, 1998          64.846851
July 23, 1986          104.261645          January 23, 1999       61.924424
January 23, 1987       100.120221          July 23, 1999          58.914299
July 23, 1987          98.043898           January 23, 2000       55.816617
January 23, 1988       98.051374           July 23, 2000          52.631534
July 23,1988           97.969246           January 23, 2001       49.359202
January 23, 1989       97.786196           July 23, 2001          45.999790
July 23, 1989          97.513964           January 23, 2002       42.553463
January 23, 1990       97.142925           July 23, 2002          39.020400
July 23, 1990          96.683370           January 23, 2003       35.400782
January 23, 1991       96.127428           July 23, 2003          31.692729
July 23, 1991          95.483920           January 23, 2004       27.894258
January 23, 1992       94.746796           July 23, 2004          24.000440
                                           January 23, 2005       20.000011

* Based on a Commencement Date of January 23, 1980.

                                                                     EXHIBIT C

                              TERMINATION VALUES*

          The Termination Value as of a particular Semiannual Rent Payment Date shall mean the product derived from multiplying (i) the percentage figure opposite such Semiannual Rent Payment Date set forth in the table appearing below and (ii) Lessor's Cost for the Equipment.

Semiannual Rent Payment Date                Percentage of Lessor's Cost
----------------------------                ---------------------------

   July 23, 1990                                  87.446434
   January 23, 1991                               86.609897
   July 23, 1991                                  85.677270
   January 23, 1992                               84.642244
   July 23, 1992                                  83.511875
   January 23, 1993                               81.405006
   July 23, 1993                                  79.165196
   January 23, 1994                               76.824278
   July 23, 1994                                  74.384070
   January 23, 1995                               71.844183
   July 23, 1995                                  69.205654
   January 23, 1996                               66.468111
   July 23, 1996                                  63.631655
   January 23, 1997                               60.696079
   July 23, 1997                                  57.661180
   January 23, 1998                               54.526741
   July 23, 1998                                  51.292549
   January 23, 1999                               47.958376
   July 23, 1999                                  44.523996
   January 23, 2000                               40.989173
   July 23, 2000                                  37.353669
   January 23, 2001                               33.617234
   July 23, 2001                                  29.779620
   January 23, 2002                               25.840564
   July 23, 2002                                  21.799805
   January 23, 2003                               17.657069
   July 23, 2003                                  13.410006
   January 23, 2004                               9.056151
   July 23, 2004                                  4.590079
   January 23, 2005                               0.000000


_____________________________
* Based on a Commencement Date of January 23, 1980.